EXHIBIT 99.1
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P R E S S   R E L E A S E
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FOR IMMEDIATE RELEASE
NOVEMBER 13, 2006

                    INTERLINE BRANDS, INC. PRESIDENT AND CEO
               MICHAEL J. GREBE TO BE NAMED CHAIRMAN OF THE BOARD

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JACKSONVILLE,  FLA. - NOVEMBER 13, 2006 - Interline  Brands,  Inc. (NYSE: IBI)
("Interline" or the "Company"), a leading distributor and direct marketer of maintenance, repair and operations products, announced that Ernest Jacquet, Managing Partner, Parthenon Capital, has resigned as Chairman of the Board effective at the end of the year, but will continue to serve on the Board as a Director and member of the Nominating & Governance Committee. At that time, Interline's President and CEO, Michael J. Grebe, will take on the additional role of Chairman. As part of this transition, the Board has created the position of lead independent director. John J. (Jack) Gavin has served as the Chairman of the company's Nominating & Governance Committee since 2004, and will serve in this new role.

"We are deeply grateful for Ernest's service and invaluable guidance as Chairman over the past two years, and the company is very pleased that he plans to continue to actively serve on our Board," said Mr. Grebe. "Ernest's contributions to the development of Interline Brands have been significant, and we truly appreciate his leadership and support."

"Having just reported very strong results for our eighth quarter as a public company, this is an appropriate time for me to step down as Chairman so that I can personally focus additional time on philanthropic pursuits that have become a significant part of my life," said Mr. Jacquet. "I have worked closely with Michael and Jack for a combined 10 years and have every confidence in their ability to lead the Company and the Board. I look forward to continuing to serve on the Board, and assisting Interline in achieving its growth objectives in the years ahead."


ABOUT INTERLINE

Interline Brands, Inc. is a leading national distributor and direct marketer with headquarters in Jacksonville, Florida. Interline provides maintenance, repair and operations (MRO) products to approximately 200,000 professional contractors, facilities maintenance professionals, and specialty distributors across North America and Central America.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include, for example, the failure to realize expected benefits from the American Sanitary acquisition, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2005, the Company's most recent Quarterly Report filed on Form 10-Q, and the Company's Registration Statement on Form S-3 filed May 24, 2006. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time. The Company does not currently intend, however, to update the information provided today prior to its next earnings release.

CONTACT:    WILLIAM E. SANFORD
PHONE:      904-265-5333